                                                                      EXHIBIT 24
                                                                     STOCK PLANS


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HAROLD A. WAGNER or ARNOLD H. KAPLAN or JAMES H. AGGER, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign Form S-3 and S-8 Registration Statements and amendments thereto pertaining to interests in and/or Common Stock offered, issued, sold, or resold under

- the Air Products and Chemicals, Inc. Long-Term Incentive Plan and/or the Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan (formerly the 1990 Long-Term Incentive Plan);

- the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan and/or the Air Products and Chemicals, Inc. Supplementary Savings Plan;

-        the Air Products and Chemicals, Inc. Stock Incentive Program;

- the Air Products Employee Stock Option Award granted 2 October 1995 and/or the Air Products Employee Stock Option Award granted 1 October 1997;

- the Air Products and Chemicals, Inc. Deferred Compensation Plan for Directors and/or the Air Products and Chemicals, Inc. Stock Option Plan for Directors;

- the Air Products PLC U.K. Savings-Related Share Option Scheme and/or the Air Products Group Limited U.K. Savings-Related Share Option Scheme;

- the Direct Investment Program for Shareholders of Air Products and Chemicals, Inc.; and/or

- any other plan, program, or award (together with all of the foregoing, the "Plans") of Air Products and Chemicals, Inc. or its subsidiaries existing from time to time which involve Common Stock,

which Registration Statements may be required in connection with (i) the registration of interests in and/or Common Stock for issuance under any of such Plans as may be necessary from time to time in accordance with the provisions of such Plans, (ii) amendments to said Plans heretofore or hereafter approved or established by the Board or the appropriate committee of the Board, by Air Products PLC, by Air Products Group Limited, or by the Plan Administrator, or
(iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said

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attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                               TITLE                                          DATE
            ---------                               -----                                          ----
      /s/ Harold A. Wagner                Director, Chairman of the Board,                   November 20, 1997
----------------------------------        Chief Executive Officer and Employee
          Harold A. Wagner                Benefit Plans Committee Member
                                          (Principal Executive Officer)


   /s/ Dexter F. Baker                    Director                                           November 20, 1997
----------------------------------
            Dexter F. Baker


   /s/ Tom H. Barrett                     Director                                           November 20, 1997
----------------------------------
            Tom H. Barrett


   /s/ L. Paul Bremer III                 Director                                           November 20, 1997
----------------------------------
          L. Paul Bremer III


   /s/ Robert Cizik                       Director                                           November 20, 1997
----------------------------------
             Robert Cizik


   /s/ Ruth M Davis                       Director                                           November 20, 1997
-------------------------------
             Ruth M. Davis


   /s/ Edward E. Hagenlocker              Director                                           November 20, 1997
------------------------------
         Edward E. Hagenlocker


   /s/ James F. Hardymon                  Director                                           November 20, 1997
---------------------------------
           James F. Hardymon

   /s/ Joseph J. Kaminski                 Director                     November 20, 1997
-----------------------------------
          Joseph J. Kaminski


   /s/ Terry R. Lautenbach                Director                     November 20, 1997
----------------------------------
          Terry R. Lautenbach


   /s/ Ruud F. M. Lubbers                 Director                     November 20, 1997
---------------------------------
          Ruud F. M. Lubbers


                                          Director                     November 20, 1997
---------------------------------
             Takeo Shiina


   /s/ Lawrason D. Thomas                 Director                     November 20, 1997
--------------------------------
          Lawrason D. Thomas




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